Exhibit 10.1

CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement (“Agreement”) is made this 30th day of June, 2008, by and between Maguire Properties, Inc., a Maryland corporation (the “REIT”), Maguire Properties, L.P., a Maryland limited partnership (the “Operating Partnership,” and together with the REIT, the “Company”), and Martin A. Griffiths (“Consultant”). The Company and Consultant are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, the Company is a full service, public real estate company doing business primarily in Southern California, and the owner of a portfolio of office buildings and land held for development;

WHEREAS, Consultant is a highly experienced real estate executive and a former senior officer of the Company, with unique knowledge and expertise concerning the assets, development entitlements, business strategy and management of the Company; and

WHEREAS, the Company and Consultant desire that Consultant provide the Company with services relating to the Company’s business and operations;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

1. Engagement: The Company hereby engages Consultant, and Consultant agrees to provide certain consulting services to the Company, in accordance with the terms of this Agreement.

2. Consulting Period: During the period commencing on July 1, 2008 (the “Effective Date”) and ending on June 30, 2009, or such earlier date on which Consultant’s consulting relationship with the Company is terminated as provided herein (the “Consulting Period”), Consultant shall, at the Company’s request, provide consulting services to the Company as set forth in Section 3 below (the “Consulting Services”).

3. Services To Be Provided: Consultant shall from time to time provide Consulting Services to the Company with regard to the business and operations of the Company and its subsidiaries and affiliates. Consultant shall provide the Consulting Services at the request of the Company’s Board of Directors, its Chief Executive Officer or any of their designees. Consultant shall hold himself available at reasonable times and on reasonable notice to render the Consulting Services during the Consulting Period; provided, however, that the Consulting Services rendered by Consultant during the Consulting Period shall not exceed 40 hours each calendar month. Without limiting the foregoing, Consultant shall, upon the reasonable request of the persons specified above, (a) consult with the Company with respect to all matters concerning the Company in which Consultant had personal involvement during his period of employment with the

Company, (b) assist the Company in the negotiation and consummation of business matters and prospects pending at the time of his termination and thereafter, and (c) cooperate with and assist the Company in undertaking and preparing for legal and other proceedings relating to the affairs of the Company and its subsidiaries.

4. Non-Exclusive Relationship. The Consulting Services being provided by Consultant are on a non-exclusive basis, and Consultant shall be entitled to perform or engage in any activity not inconsistent with or otherwise prohibited by this Agreement or by the surviving provisions of Consultant’s Employment Agreement with the Company, dated as of June 30, 2006, as amended (the “Employment Agreement”).

5. Compensation. The Company shall pay Consultant the following compensation for the Consulting Services provided hereunder:

(a) Hourly Fees. The Company shall pay Consultant at an hourly rate of $605 per hour for Consulting Services actually performed by Consultant (the “Hourly Fee”). Consultant shall submit an invoice to the Company on a monthly basis, reasonably detailing time expended and a description of the nature of the Consulting Services rendered. The Company shall pay the Hourly Fee to Consultant for such services within 30 days of submission of an invoice.

(b) Tax Obligations. Consultant shall be responsible for the payment of all taxes owed on all amounts paid to Consultant by the Company hereunder and shall protect the Company from any liability for the payment of any taxes of any kind with respect to the amounts paid to Consultant hereunder.

6. Reimbursable Costs. The Company shall reimburse Consultant in accordance with general policies and practices of the Company for actual and reasonable expenses incurred in performing the Consulting Services (“Reimbursable Costs”), payable within 30 days of receipt of an invoice. To the extent that any reimbursements provided to Consultant under this Section 6 are deemed to constitute compensation to Consultant, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amount of any reimbursements that constitute compensation in one year shall not affect the amount of reimbursements constituting compensation that are eligible for payment or reimbursement in any other year, and Consultant’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

7. Duties of the Company. The Company shall (i) grant Consultant access to records, files, employees and consultants as reasonably required for Consultant to perform the Consulting Services contemplated herein; and (ii) pay to Consultant the amounts due to Consultant within the time periods specified herein.

8. Duties of Consultant. Consultant shall (i) dedicate such time commitment to the Consulting Services as is reasonably necessary to perform such Consulting Services, (ii)

comply with all applicable federal, state and municipal laws and regulations required to enable the Consultant to render to the Company the Consulting Services called for herein; (iii) maintain the confidentiality of all Company records, trade secrets and other confidential information to which he may have or obtain knowledge or access pursuant to this Agreement; and (iv) upon termination of the Consulting Period, return to the Company all Company property in Consultant’s possession, including without limitation, keys, credit cards, telephone calling cards, computer hardware and software, cellular and portable telephone equipment, personal digital assistant (PDA) devices, manuals, books, notebooks, financial statements, reports and other documents.

9. Assignment. Neither Party shall assign any rights or delegate any obligations under this Agreement, except as otherwise may be agreed in writing by both Parties; provided, that the Company may, without such consent, assign its rights and obligations to one or more of its affiliates.

10. Retention of Authority. Throughout the Consulting Period, the Company shall retain all authority and control over the business, policies, operations and assets of the Company. Consultant shall not knowingly violate any rules or policies of the Company or violate any applicable law in connection with the performance of the Consulting Services. The Company does not, by virtue of the Agreement, delegate to Consultant any of the powers, duties or responsibilities vested in the Company by law or under the organizational documents of the Company.

11. Independent Consultant Status. In performing the Consulting Services herein, the Company and Consultant agree that Consultant shall at all times be acting solely as an independent contractor and not as an employee of the Company. The parties acknowledge that Consultant was, prior to the Effective Date, an employee of the Company, serving as Executive Vice President and Chief Financial Officer of the Company, but that such employment relationship has terminated immediately prior to the effectiveness of this Agreement. The Company and Consultant agree that Consultant will not be an employee of the Company during the term hereof in any matter under any circumstances or for any purposes whatsoever, and that Consultant and not the Company shall have the authority to direct and control Consultant’s performance of his activities hereunder. The Company shall not pay, on the account of Consultant or any principal, employee or contractor of Consultant, any unemployment tax or other taxes, required under the law to be paid with respect to employees; nor shall the Company withhold any monies from the fees of Consultant for income tax purposes; nor shall the Company provide Consultant or any principal, employee or contractor of Consultant with any benefits, including pension, retirement, or any kind of insurance benefits, including workers’ compensation insurance. The Consultant and the Company hereby agree and acknowledge that this Agreement does not impose any obligation on the Company to offer employment to the Consultant at any time. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the Company and Consultant, nor to authorize either Party to act as general or special agent of the other Party in any respect.

12. Termination. Either Party may terminate this Agreement and Consultant’s services hereunder at any time and for any reason by providing at least 30 days’ prior written notice to the other Party in accordance with Section 14(i) below. In the event of such termination, Consultant shall be entitled to receive all earned but unpaid Hourly Fees as of the date of termination. Except as expressly provided in this Section 12, in the event of a termination of this Agreement and Consultant’s services hereunder, Consultant shall have no further rights to payment of any consulting fees or other compensation hereunder.

13. Indemnification. In addition to the indemnity provided for in the Indemnification Agreement dated as of June 30, 2006, Company agrees to indemnify and hold harmless Consultant from and against any and all claims, demands, actions, settlements (subject to Company’s reasonable agreement) or judgments, including reasonable attorney’s fees and litigation expenses based upon or arising out of the activities described in this Agreement, where such claims, demands, actions, settlements or judgments are directly or indirectly caused by (i) the good faith actions of Consultant within the scope of his authority under this Agreement, (ii) the gross negligence or willful misconduct of Company or its employees or (iii) the material breach of any provision hereof by the Company. Consultant agrees to indemnify and hold harmless Company from and against any and all successful claims, demands, actions, settlements (subject to Consultant’s reasonable agreement) or judgments, including reasonable attorney’s fees and litigation expenses, based upon or arising out of the activities described in this Agreement, where such claims, demands, actions, settlements or judgments are caused by (i) the gross negligence or willful misconduct of Consultant or (ii) Consultant’s breach of this Agreement, provided that the liability of Consultant under this Section 13 shall be limited to the amount of the consulting fees earned by Consultant hereunder.

14. Miscellaneous.

(a) Entire Agreement. This Agreement contains the entire understanding and agreement between the Parties relating to the subject matter hereof and supersedes all prior or contemporaneous negotiations, arrangements, agreements, understandings, representations and statements, whether oral or written, with respect to that agreement, all of which are merged herein and shall be of no further force or effect. No Party hereto shall be bound by or liable for any alleged representation, promise, inducement or statement of intention unless set forth herein or in an instrument or other writing delivered hereafter and signed by the Party to be bound thereby. Each of the Parties acknowledges and represents that, except as specifically set forth in this Agreement (or in the Employment Agreement or that certain Separation Agreement, dated as of June 30, 2008, by and between Consultant and the Company) or in an instrument or other writing delivered hereafter and signed by the Party to be bound thereby, such Party has not received any representations, warranties or promises by any person as a means of inducing it to enter into this Agreement, and further acknowledges and represents that it does not enter into this Agreement in reliance upon any oral or written representation, warranty or promise of any person or entity that is not specifically set forth in this Agreement or in such instrument or other writing delivered hereafter and signed by the Party to be bound thereby.

(b) Amendments. No provision of this Agreement may be amended, modified or waived except by a written instrument signed by each of the Parties hereto (or, in the case of a waiver, by the Party against whom enforcement of the waiver is sought).

(c) Parties in Interest. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their respective successors and permitted assigns. No transfer of any interest hereunder shall be deemed to release the transferor from any of its obligations hereunder. Nothing in this Agreement is intended to confer any right or remedy under this Agreement on any person other than the Parties to this Agreement and their respective successors and permitted assigns, or to relieve or discharge any obligation or liability of any person to any Party to this Agreement, or to give any person any right of subrogation or action over or against any Party to this Agreement or to any affiliate thereof.

(d) Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the conflict-of-laws rules and principles of said State.

(e) Effect of Waivers and Consents. No waiver of any default or breach by any Party hereto shall be implied from any omission by a Party to take any action on account of such default or breach if such default or breach persists or is repeated and no express waiver shall affect any default or breach other than the default or breach specified in the express waiver, and that only for the time and to the extent therein stated. One or more waivers of any covenant, term or condition of this Agreement by a Party shall not be construed to be a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by any Party shall not be deemed to waive or render unnecessary the consent to or approval of said Party of any subsequent or similar acts by a Party.

(f) Counterparts. This Agreement, and any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement hereto or thereto may be executed in two or more counterparts, and by each Party on a separate counterpart, each of which, when executed and delivered, shall be an original and all of which together shall constitute one instrument, with the same force and effect as though all signatures appeared on a single document. Any signature page of this Agreement or of such an amendment, supplement, document or instrument may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart identical in form thereto but having attached to it one or more additional signature pages. In proving this Agreement or any such amendment, supplement, document or instrument, it shall not be necessary to produce or account for more than one counterpart thereof signed by the Party against whom enforcement is sought.

(g) Attorneys’ Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby or thereby, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement or of such document or instrument, the successful or prevailing Party shall be entitled to recover the attorneys’ fees, charges and other costs incurred by that Party in and in connection with that action or proceeding, in addition to any other relief to which it may be entitled. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean the fees and expenses of counsel to the Parties hereto, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding. The provisions of this paragraph shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.

(h) Severability. In construing this Agreement, if any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provision.

(i) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other Party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Consultant: at Consultant’s most recent address on the records of the Company;

If to the REIT or the Operating Partnership:

Maguire Properties, Inc.

355 South Grand Avenue

Suite 3300

Los Angeles, CA 90071

Attn: General Counsel

with a copy to:

Latham & Watkins

355 South Grand Avenue

Los Angeles CA 90071-1560

Attn: David M. Taub

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(j) Confidentiality. Consultant agrees that, except as otherwise set forth in this Agreement or required to enforce this Agreement or provided by law or unless compelled by an order of a court, he shall keep the contents of this Agreement confidential and further agrees to refrain from generating or participating in any publicity statement, press release, or other public notice regarding this Agreement without the prior written consent of the Company unless required under applicable law or by a court order. The provisions of this paragraph shall survive any termination of this Agreement.

(k) Exclusive Jurisdiction. Subject to Section 14(m) below, each Party (i) agrees that any action arising out of or relating to this Agreement or the transaction provided for herein shall be brought exclusively in the courts of the State of California or of the United States of America for the Southern District of California, (ii) accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of those courts, and (iii) irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action in those jurisdictions; provided, however, that any Party may assert in an action in any other jurisdiction or venue each mandatory defense, third-party claim or similar claim that, if not so asserted in such action, may thereafter not be asserted by such Party in an original action in the courts referred to in clause (i) of this paragraph.

(l) Waiver of Jury Trial. Each Party waives any right to a trial by jury in any action to enforce or defend any right or any amendment, instrument, document or agreement delivered, or which in the future may be delivered, in connection herewith and agrees that any action shall be tried before a court and not before a jury.

(m) Arbitration. Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, Consultant and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event Consultant and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither Consultant nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

(n) Representation By Counsel. Each of the Parties acknowledges that it or he has had the opportunity to consult with legal counsel of his choice prior to the execution of this Agreement.

(o) Code Section 409A. The amounts payable under this Agreement are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). However, notwithstanding any provision of this Agreement to the contrary, if any such amounts payable under this Agreement are deemed to be subject to Section 409A of the Code, this Agreement shall be deemed to incorporate the terms and conditions required by Section 409A of the Code and Department of Treasury regulations promulgated thereunder. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. If the Company determines that any amounts payable under this Agreement may be subject to Section 409A of the Code and related Department of Treasury guidance, the Company may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take such other actions, as it deems necessary or appropriate to (i) exempt the amounts payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such amounts, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

MAGUIRE PROPERTIES, INC. a Maryland Corporation

By:	/s/ Mark T. Lammas
Name:	Mark T. Lammas
Title:	Executive Vice President

MAGUIRE PROPERTIES, L.P., a Maryland limited partnership

By:	Maguire Properties, Inc.
Its:	General Partner

By:	/s/ Mark T. Lammas
Name:	Mark T. Lammas
Title:	Executive Vice President

CONSULTANT

/s/ Martin A. Griffiths
Martin A. Griffiths

9